Exhibit 99.1

Intercontinental Exchange Reports Third Quarter 2019

• Record third quarter revenues of $1.3 billion, +11% y/y

Jeffrey C. Sprecher,

ICE Chairman & Chief Executive Officer, said,

“In the third quarter we generated record revenues and double-digit earnings-per-share growth. The combined strength of our futures business with compounding growth in our subscription-based Data & Listings business reflects our long-standing strategy of bringing transparency to global markets and enhancing customer workflows. As we look to 2020 and beyond, ICE's diverse platform is well positioned to continue to serve our customers, generate growth and create value for our stockholders."

• GAAP diluted EPS of $0.94, +19% y/y
• Adj. diluted EPS of $1.06, +25% y/y
• Operating margin of 53%; Adj. operating margin of 59%
• Operating income +17% y/y; Adj. operating income +16% y/y
• Through September 30, 2019, returned nearly $1.6B to stockholders

ATLANTA & NEW YORK, October 31, 2019 - Intercontinental Exchange (NYSE: ICE), a leading operator of global exchanges and clearing houses and provider of data and listing services, today reported financial results for the third quarter of 2019. For the quarter ended September 30, 2019, consolidated net income attributable to ICE was $529 million on $1.3 billion of consolidated revenues, less transaction-based expenses. Third quarter GAAP diluted earnings per share (EPS) were $0.94. Adjusted net income attributable to ICE was $599 million in the third quarter and adjusted diluted EPS were $1.06. Please refer to the reconciliation of non-GAAP financial measures included in this press release for more information on our adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted EPS and free cash flow.

Scott A. Hill, ICE Chief Financial Officer, added: "During 2019 we've generated record revenues, operating income, earnings-per-share and cash flows. This performance enabled us to return a record $1.6 billion to stockholders while we continued to invest in strategic growth initiatives and product innovation. We remain focused on extending our track record of innovation and execution."

Third Quarter 2019 Business Highlights

$ in millions	Net Revenue	Op Margin	Adj Op Margin
Data & Listings	$667	44%	52%
Trading & Clearing	$669	62%	65%
Consolidated	$1,336	53%	59%

Third quarter consolidated net revenues were $1.3 billion, up 11% year-over-year. Data and listings revenues in the third quarter were $667 million and trading and clearing net revenues were $669 million. Consolidated operating expenses were $630 million for the third quarter of 2019. On an adjusted basis, consolidated operating expenses were $551 million. Consolidated operating income for the third quarter was $706 million and the operating margin was 53%. On an adjusted basis, consolidated operating income for the third quarter was $785 million and the adjusted operating margin was 59%.

Data and Listings Segment Results

Third quarter data and listings revenues were $667 million, including data revenues of $553 million, up 4% year-over-year, and listings revenues of $114 million, up 2% year-over-year. On a constant currency basis(1), segment revenues were up 4% with data revenues up 5% year-over-year and listings revenues up 2% year-over-year. Data and listings operating expenses were $375 million and on an adjusted basis, were $320 million in the third quarter. Segment operating income for the third quarter was $292 million and the operating margin was 44%. On an adjusted basis, operating income was $347 million and the adjusted operating margin was 52%.

$ in millions	3Q19	3Q18	% Chg	Const Curr(1)
Revenue:
Pricing and Analytics	$273	$263	4%	5%
Exchange Data and Feeds	172	168	3%	3%
Desktops and Connectivity	108	99	9%	10%
Data Total	553	530	4%	5%
Listings	114	112	2%	2%
Segment Revenue	$667	$642	4%	4%

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 3Q18, 1.3037 and 1.1631, respectively.

Trading and Clearing Segment Results

Third quarter trading and clearing net revenues were $669 million, up 20% from one year ago. Trading and clearing operating expenses were $255 million and adjusted operating expenses were $231 million in the third quarter. Segment operating income for the third quarter was $414 million and the operating margin was 62%. On an adjusted basis, operating income was $438 million and the adjusted operating margin was 65%.

$ in millions	3Q19	3Q18	% Chg
Revenue, net:
Energy	$265	$223	19%
Ags & metals	60	58	4%
Financials(1)	91	77	18%
Cash equities & equity options	74	72	5%
Fixed income & credit(2)	101	56	81%
OTC & other transaction(3)	11	11	(3)%
Other revenue(4)	67	61	9%
Segment Revenue	$669	$558	20%

(1) Financials include interest rates and other financial futures and options.

(2) Fixed income and credit includes fixed income execution, CDS execution and clearing and ICE Mortgage Services.

(3) OTC & other transactions include physical energy.

(4) Other revenue includes interest income on certain clearing margin deposits, regulatory penalties and fines, fees for use of our facilities, regulatory fees charged to member organizations of our U.S. securities exchanges, designated market maker service fees, exchange member fees, and agriculture grading and certification fees.

•	Energy futures and options revenue in the third quarter increased 19% year-over-year driven by a 12% increase in average daily volume (ADV) and a 4% increase in rate per contract (RPC).
•	Ags and metals futures and options revenue in the third quarter increased 4% year-over-year driven by a 5% increase in ADV, partially offset by a 3% decrease in RPC.
•	Financials futures and options revenue in the third quarter increased 18% year-over-year reflecting a 13% increase in ADV and a 3% increase in RPC.
•	U.S. cash equities and equity options revenue in the third quarter increased 5% year-over-year reflecting a 10% increase in cash equities ADV.

	ADV (lots in thousands)		RPC
	3Q19	% Chg	3Q19	% Chg
Energy	2,762	12%	$1.50	4%
Ags & metals	414	5%	$2.27	(3)%
Financials	2,650	13%	$0.52	3%
Interest Rates	2,205	13%	$0.38	(2)%
Other Financials	445	17%	$1.22	9%
Total Futures & Options	5,826	12%	$1.10	2%

Cash Equities (in millions)	1,665	10%	$0.049	—%
Equity Options	3,062	—%	$0.12	(5)%

The third quarter of 2019 included 64 trading days for commodities, other financials and cash equities and equity options and 66 days for interest rates. The third quarter of 2018 included 63 trading days for commodities, other financials and cash equities and equity options and 65 days for interest rates.

Other Matters

•	The effective tax rate for the third quarter of 2019 was 16%.
•	Operating cash flow through the third quarter was $1.9 billion, up from $1.7 billion one year ago. Through the third quarter of 2019, free cash flow was $1.7 billion.
•	Unrestricted cash was $655 million and outstanding debt was $7.8 billion as of September 30, 2019.
•	Through the third quarter of 2019, ICE repurchased $1.1 billion of its common stock and paid $467 million in dividends.

Financial Guidance

•	ICE's fourth quarter 2019 GAAP operating expenses are expected to be in a range of $637 million to $647 million and adjusted operating expenses(1) are expected to be in a range of $562 million to $572 million.
•	ICE's fourth quarter 2019 data revenues are expected to be in a range of $555 million to $560 million.
•	ICE's interest expense is expected to be $71 million in the fourth quarter.
•	ICE's fourth quarter effective tax rate(2) is expected to be in the range of 21.5% to 23.5%.
•	ICE's diluted share count for the fourth quarter is expected to be in the range of 557 million to 563 million weighted average shares outstanding.

(1) The 2019 Non-GAAP adjusted operating expense excludes $75 million in amortization of acquisition-related intangibles for the fourth quarter of 2019. The GAAP operating expense forecast does not reflect an estimate of acquisition-related transaction and integration costs for the fourth quarter of 2019.

(2) This represents fourth quarter 2019 guidance for both the GAAP and non-GAAP effective tax rates but note that the GAAP effective tax rate is more susceptible to diverging from this guidance based on items outside the normal course of business that are adjusted for to derive our non-GAAP results. Such items can be unknown, unpredictable or uncertain, requiring unreasonable efforts to determine with any precision and which could potentially be confusing or misleading.

Earnings Conference Call Information

ICE will hold a conference call today, October 31, 2019, at 8:30 a.m. ET to review its third quarter 2019 financial results. A live audio webcast of the earnings call will be available on the company's website at www.theice.com in the investor relations section. Participants may also listen via telephone by dialing 888-317-6003 from the United States, 866-284-3684 from Canada or 412-317-6061 from outside of the United States and Canada. Telephone participants are required to provide the participant entry number 0423975 and are recommended to call 10 minutes prior to the start of the call. The call will be archived on the company's website for replay.

The conference call for the fourth quarter 2019 earnings has been scheduled for February 6, 2020 at 8:30 a.m. ET. Please refer to the Investor Relations website at www.ir.theice.com for additional information.

Historical futures, options and cash ADV, rate per contract, open interest data and CDS cleared information can be found at: http://ir.theice.com/investors-and-media/supplemental-volume-info/default.aspx

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,
Revenues:	2019	2018	2019	2018
Transaction and clearing, net	$2,698	$2,522	$929	$760
Data services	1,652	1,576	553	530
Listings	336	332	114	112
Other revenues	194	169	67	61
Total revenues	4,880	4,599	1,663	1,463
Transaction-based expenses:
Section 31 fees	274	272	105	61
Cash liquidity payments, routing and clearing	702	656	222	202
Total revenues, less transaction-based expenses	3,904	3,671	1,336	1,200

Operating expenses:
Compensation and benefits	768	732	261	251
Professional services	97	91	35	32
Acquisition-related transaction and integration costs	1	33	—	6
Technology and communication	346	320	126	107
Rent and occupancy	52	50	17	17
Selling, general and administrative	116	109	33	37
Depreciation and amortization	473	429	158	148
Total operating expenses	1,853	1,764	630	598
Operating income	2,051	1,907	706	602
Other income (expense):
Interest income	27	15	8	6
Interest expense	(214)	(173)	(72)	(66)
Other income, net	30	33	(2)	12
Other income (expense), net	(157)	(125)	(66)	(48)
Income before income tax expense	1,894	1,782	640	554
Income tax expense	387	381	103	89
Net income	$1,507	$1,401	$537	$465
Net income attributable to non-controlling interest	(22)	(24)	(8)	(7)
Net income attributable to Intercontinental Exchange, Inc.	$1,485	$1,377	$529	$458

Earnings per share attributable to Intercontinental Exchange, Inc. common stockholders:
Basic	$2.64	$2.39	$0.95	$0.80
Diluted	$2.62	$2.37	$0.94	$0.79
Weighted average common shares outstanding:
Basic	563	577	559	572
Diluted	566	581	563	576

Consolidated Balance Sheets

(In millions)

(Unaudited)

	As of September 30, 2019	As of December 31, 2018
Assets:
Current assets:
Cash and cash equivalents	$655	$724
Short-term restricted cash and cash equivalents	945	818
Customer accounts receivable, net	1,056	953
Margin deposits, guaranty funds and delivery contracts receivable	65,988	63,955
Prepaid expenses and other current assets	227	242
Total current assets	68,871	66,692
Property and equipment, net	1,505	1,241
Other non-current assets:
Goodwill	13,310	13,085
Other intangible assets, net	10,330	10,462
Long-term restricted cash and cash equivalents	389	330
Other non-current assets	934	981
Total other non-current assets	24,963	24,858
Total assets	$95,339	$92,791

Liabilities and Equity:
Current liabilities:
Accounts payable and accrued liabilities	$543	$521
Section 31 fees payable	34	105
Accrued salaries and benefits	228	280
Deferred revenue	247	135
Short-term debt	1,329	951
Margin deposits, guaranty funds and delivery contracts payable	65,988	63,955
Other current liabilities	165	161
Total current liabilities	68,534	66,108
Non-current liabilities:
Non-current deferred tax liability, net	2,281	2,337
Long-term debt	6,496	6,490
Accrued employee benefits	197	204
Non-current operating lease liability	287	—
Other non-current liabilities	287	350
Total non-current liabilities	9,548	9,381
Total liabilities	78,082	75,489
Commitments and contingencies
Redeemable non-controlling interest in consolidated subsidiaries	72	71

Equity:
Intercontinental Exchange, Inc. stockholders’ equity:
Common stock	6	6
Treasury stock, at cost	(3,538)	(2,354)
Additional paid-in capital	11,706	11,547
Retained earnings	9,335	8,317
Accumulated other comprehensive loss	(348)	(315)
Total Intercontinental Exchange, Inc. stockholders’ equity	17,161	17,201
Non-controlling interest in consolidated subsidiaries	24	30
Total equity	17,185	17,231
Total liabilities and equity	$95,339	$92,791

Non-GAAP Financial Measures and Reconciliation

We use non-GAAP measures internally to evaluate our performance and in making financial and operational decisions. When viewed in conjunction with our GAAP results and the accompanying reconciliation, we believe that our presentation of these measures provides investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparison of results because the items described below as adjustments to GAAP are not reflective of our core business performance. These financial measures are not in accordance with, or an alternative to, GAAP financial measures and may be different from non-GAAP measures used by other companies. We use these adjusted results because we believe they more clearly highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our core operating performance. We strongly recommend that investors review the GAAP financial measures and additional non-GAAP information included in our Quarterly Report on Form 10-Q, including our consolidated financial statements and the notes thereto.

Adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income attributable to ICE common stockholders, adjusted diluted earnings per share and free cash flow for the periods presented below are calculated by adding or subtracting the adjustments described below, which are not reflective of our cash operations and core business performance, and their related income tax effect and other tax adjustments (in millions, except for per share amounts):

Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Trading and Clearing Segment		Data and Listings Segment		Consolidated
	Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,
	2019	2018	2019	2018	2019	2018
Total revenues, less transaction-based expenses	$669	$558	$667	$642	$1,336	$1,200
Total operating expenses	255	230	375	368	630	598
Less: Acquisition-related success fees	—	5	—	—	—	5
Less: Amortization of acquisition-related intangibles	24	19	55	53	79	72
Adjusted total operating expenses	$231	$206	$320	$315	$551	$521
Operating income	$414	$328	$292	$274	$706	$602
Adjusted operating income	$438	$352	$347	$327	$785	$679
Operating margin	62%	59%	44%	43%	53%	50%
Adjusted operating margin	65%	63%	52%	51%	59%	57%

Adjusted Net Income Attributable to ICE and EPS
(In millions)
(Unaudited)

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018
Net income attributable to ICE	$529	$458
Add: Acquisition-related success fees	—	5
Add: Amortization of acquisition-related intangibles	79	72
Add: Impairment of CAT promissory notes	16	—
Less: Income tax effect for the above items	(25)	(19)
Less: Deferred tax adjustment from U.S. tax rate reduction	—	(12)
Less: Other tax adjustments	—	(13)
Adjusted net income attributable to ICE	$599	$491

Diluted earnings per share attributable to ICE	$0.94	$0.79

Adjusted diluted earnings per share attributable to ICE	$1.06	$0.85

Free Cash Flow Calculation

(In millions)

(Unaudited)

	Nine months ended September 30, 2019	Nine months ended September 30, 2018
Cash flow from operations	$1,882	$1,735
Less: Capital expenditures and capitalized software development costs	(203)	(161)
Add: Section 31 fees, net	70	117
Free cash flow	$1,749	$1,691

About Intercontinental Exchange

Intercontinental Exchange (NYSE: ICE) is a Fortune 500 company formed in the year 2000 to modernize markets. ICE serves customers by operating the exchanges, clearing houses and information services they rely upon to invest, trade and manage risk across global financial and commodity markets. A leader in market data, ICE Data Services serves the information and connectivity needs across virtually all asset classes. As the parent company of the New York Stock Exchange, the company is the premier venue for raising capital in the world, driving economic growth and transforming markets.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located at http://www.intercontinentalexchange.com/terms-of-use. Key Information Documents for certain products covered by the EU Packaged Retail and Insurance-based Investment Products Regulation can be accessed on the relevant exchange website under the heading “Key Information Documents (KIDS).”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Statements in this press release regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in Intercontinental Exchange, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on February 7, 2019. We caution you not to place undue reliance on these forward looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all factors that may affect our business and prospects. Further, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SOURCE: Intercontinental Exchange

ICE-CORP

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warren.gardiner@theice.com

investors@theice.com

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